Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	February 7, 2023

Jacobs Reports Fiscal First Quarter 2023 Earnings
First Quarter Revenue up Double-Digits Year-Over-Year
People and Places Solutions Operating Profit up 20% Year-Over-Year
$302 Million First Quarter Cash Flow from Operations; Reiterates 100% Conversion Target1
Reiterates Fiscal 2023 Adjusted EBITDA and Adjusted EPS Outlook
Further Demonstrates Commitment to Gender Diversity with a 40% Female Leadership KPI on $3.25B Sustainability-Linked Credit Facility Refinancing
DALLAS, TEXAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal first quarter ended December 30, 2022.
Q1 2023 Highlights:
▪Revenue of $3.8 billion up 12.4% y/y; net revenue increased 7.7% y/y and up 12% in constant currency1
▪Backlog of $28.3 billion, up 1% y/y; gross margin in backlog up over 100 bps y/y1
▪EPS from continuing operations of $1.07, up 4% y/y
▪Adjusted EPS from continuing operations of $1.67, up 7% y/y
▪Cash provided by operations of $302 million; continue to expect 100% fiscal year underlying cash conversion2
Jacobs' CEO Bob Pragada commented, "Our Boldly Moving Forward strategy harnesses an inclusive and innovative culture fueled by operational discipline to capture the high growth opportunities emerging across Climate Response, Data Solutions and Consulting & Advisory. Delivering on these growth accelerators is driving significant value for customers, and will enhance the profitability profiles of our critical infrastructure, national security, energy transition and advanced facilities sectors. The execution of our strategy is creating compelling returns while advancing sustainability and social value in our global communities."

Jacobs' President and CFO Kevin Berryman added, "We delivered solid first quarter results with double-digit revenue growth, strong profitability performance and robust cash flow generation. The profitability mix within our revenue backlog improved in Q1, which positions us well to achieve our fiscal year 2023 outlook. We continue to expect strong demand across our diverse portfolio of solutions with the ability to drive further earnings per share growth by prudently deploying capital.”

Financial Outlook2
Based on recent FX rates, the company continues to expect fiscal year 2023 adjusted EBITDA in a range of $1,400 to $1,480 million and adjusted EPS of $7.20 to $7.50.

1See Non-GAAP Financial Measures and Operating Metrics, and GAAP Reconciliations for additional detail.
2Reconciliation of full year fiscal 2023 adjusted EPS outlook and adjusted EBITDA outlook based on recent FX rates to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges and timing of costs and charges relating to expenses, restructuring and integration costs to be incurred in fiscal 2023.

First Quarter Review

	Fiscal Q1 2023	Fiscal Q1 2022	Change
Revenue	$3.8 billion	$3.4 billion	$0.4 billion
Net Revenue	$3.1 billion	$2.9 billion	$0.2 billion
GAAP Net Earnings from Continuing Operations	$136 million	$134 million	$2 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.07	$1.03	$0.04
Adjusted Net Earnings from Continuing Operations	$212 million	$203 million	$9 million
Adjusted EPS from Continuing Operations	$1.67	$1.56	$0.11
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the first quarter of fiscal 2023 and fiscal 2022 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release.

The Company’s U.S. GAAP effective tax rate for continuing operations is 25.4% for the fiscal first quarter 2023 and fiscal first quarter 2022 adjusted earnings per share from continuing operations reflects an estimated full year 21.0% adjusted effective tax rate.

Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday February 7, 2023, which it is webcasting live at www.jacobs.com.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $15 billion in annual revenue and a talent force of more than 60,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for future fiscal years, including our expectations for our fiscal year 2023 adjusted EBITDA and adjusted EPS, under different FX rate scenarios, as well as our expectations for the foreign currency translation impact on net revenue. You should not place undue reliance on these forward-looking statements. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include our ability to fully execute on our three-year corporate strategy, including our ability to invest in the tools needed to implement our strategy, competition from existing and future competitors in our target markets, our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, the impact of the COVID-19 pandemic or any future pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, the timing of the award of projects and funding and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, financial market risks that may affect the Company, including by affecting the Company's access to capital, the cost of such capital and the Company's funding obligations under defined benefit pension and postretirement plans, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates, and foreign currency exchange rates, changes in capital markets, or the impact of a possible recession or economic downturn on our results, prospects and opportunities, and geopolitical events and conflicts among others. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our product solutions and services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that have and could continue to negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with retaining and hiring additional employees; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the pandemics on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 30, 2022, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A - Risk Factors, in our most recently filed Quarterly Report on Form 10-Q, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
[ MORE ]

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended
Unaudited	December 30, 2022	December 31, 2021
Revenues	$3,798,668	$3,380,625
Direct cost of contracts	(2,983,955)	(2,584,151)
Gross profit	814,713	796,474
Selling, general and administrative expenses	(576,908)	(619,141)
Operating Profit	237,805	177,333
Other Income (Expense):
Interest income	3,007	1,501
Interest expense	(40,077)	(19,426)
Miscellaneous (expense) income, net	(3,254)	9,682
Total other expense, net	(40,324)	(8,243)
Earnings from Continuing Operations Before Taxes	197,481	169,090
Income Tax Expense from Continuing Operations	(50,103)	(15,889)
Net Earnings of the Group from Continuing Operations	147,378	153,201
Net Loss of the Group from Discontinued Operations	(708)	(232)
Net Earnings of the Group	146,670	152,969
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(7,031)	(9,252)
Net Earnings Attributable to Redeemable Noncontrolling interests	(3,992)	(9,683)
Net Earnings Attributable to Jacobs from Continuing Operations	136,355	134,266
Net Earnings Attributable to Jacobs	$135,647	$134,034
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.08	$1.04
Basic Net Loss from Discontinued Operations Per Share	$(0.01)	$—
Basic Earnings Per Share	$1.07	$1.04

Diluted Net Earnings from Continuing Operations Per Share	$1.07	$1.03
Diluted Net Loss from Discontinued Operations Per Share	$(0.01)	$—
Diluted Earnings Per Share	$1.06	$1.03

Segment Information (in thousands):

	Three Months Ended
Unaudited	December 30, 2022	December 31, 2021
Revenues from External Customers:
Critical Mission Solutions	$1,075,175	$976,777
People & Places Solutions	2,226,985	1,920,997
Pass Through Revenue	(659,977)	(472,380)
People & Places Solutions Net Revenue	$1,567,008	$1,448,617
Divergent Solutions	$214,465	$192,877
Pass Through Revenue	(13,714)	(5,711)
Divergent Solutions Net Revenue	$200,751	$187,166
PA Consulting	$282,043	$289,974
Total Revenue	$3,798,668	$3,380,625
Net Revenue	$3,124,977	$2,902,534

	Three Months Ended
	December 30, 2022	December 31, 2021
Segment Operating Profit:
Critical Mission Solutions	$82,220	$91,239
People & Places Solutions	226,619	188,841
Divergent Solutions	11,967	23,108
PA Consulting	51,027	63,071
Total Segment Operating Profit	371,833	366,259
Other Corporate Expenses (1)	(93,686)	(105,360)
Restructuring, Transaction and Other Charges (2)	(40,342)	(83,566)
Total U.S. GAAP Operating Profit (Loss)	237,805	177,333
Total Other (Expense) Income, net (3)	(40,324)	(8,243)
Earnings Before Taxes from Continuing Operations	$197,481	$169,090

(1)	Other corporate expenses included intangibles amortization of $49.8 million and $46.9 million for the three months ended December 30, 2022 and December 31, 2021, respectively. Additionally, the three month period of fiscal 2023 included approximately $15.0 million in net favorable impacts from cost reductions compared to the prior year period, which was associated mainly with net favorable impacts during the current quarter from changes in employee benefit programs of $41 million offset by approximately $26 million in higher quarter over quarter spend in company technology platforms and other personnel and corporate cost increases.
(2)	Included in the three months ended December 30, 2022 and December 31, 2021 are $27.1 million and $72.3 million, respectively, in real estate impairment charges related to the Company's transformation initiatives.
(3)	The three months ended December 31, 2021 included a gain of $6.9 million related to a lease termination. Additionally, the increase in net interest expense year over year is primarily due to the higher levels of debt outstanding due to the funding of the StreetLight and BlackLynx acquisitions in fiscal 2022 and increased borrowings associated with the payment of the Legacy CH2M Matter settlement also in the prior year, in addition to higher interest rates.

Balance Sheet (in thousands):

	December 30, 2022	September 30, 2022
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,211,102	$1,140,479
Receivables and contract assets	3,439,940	3,405,381
Prepaid expenses and other	156,704	176,134
Total current assets	4,807,746	4,721,994
Property, Equipment and Improvements, net	356,784	346,676
Other Noncurrent Assets:
Goodwill	7,341,082	7,184,658
Intangibles, net	1,411,959	1,394,052
Deferred income tax assets	29,805	31,480
Operating lease right-of-use assets	466,331	476,913
Miscellaneous	504,466	504,646
Total other noncurrent assets	9,753,643	9,591,749
	$14,918,173	$14,660,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$51,643	$50,415
Accounts payable	929,745	966,792
Accrued liabilities	1,370,561	1,441,762
Operating lease liability	152,360	150,171
Contract liabilities	736,953	641,705
Total current liabilities	3,241,262	3,250,845
Long-term Debt	3,434,318	3,357,256
Liabilities relating to defined benefit pension and retirement plans	293,134	271,332
Deferred income tax liabilities	297,746	269,077
Long-term operating lease liability	607,674	607,447
Other deferred liabilities	182,532	167,548
Commitments and Contingencies
Redeemable Noncontrolling interests	627,909	632,522
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 126,668,513 shares and 127,393,378 shares as of December 30, 2022 and September 30, 2022, respectively	126,669	127,393
Additional paid-in capital	2,672,421	2,682,009
Retained earnings	4,230,866	4,225,784
Accumulated other comprehensive loss	(845,852)	(975,130)
Total Jacobs stockholders’ equity	6,184,104	6,060,056
Noncontrolling interests	49,494	44,336
Total Group stockholders’ equity	6,233,598	6,104,392
	$14,918,173	$14,660,419

Statement of Cash Flow (in thousands):

	For the Three Months Ended
Unaudited	December 30, 2022	December 31, 2021
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$146,670	$152,969
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	27,979	26,237
Intangible assets	49,773	46,907
Stock based compensation	20,231	7,014
Equity in earnings of operating ventures, net of return on capital distributions	2,613	12,749
Loss on disposals of assets, net	241	151
Impairment of long-lived assets	27,142	72,266
Deferred income taxes (benefit)	13,797	(17,659)
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	127,144	163,535
Prepaid expenses and other current assets	8,219	32,286
Miscellaneous other assets	42,578	24,618
Accounts payable	(51,669)	(88,470)
Accrued liabilities	(127,043)	(91,263)
Other deferred liabilities	8,462	(18,407)
Other, net	6,160	(1,288)
Net cash provided by operating activities	302,297	321,645
Cash Flows from Investing Activities:
Additions to property and equipment	(32,187)	(19,318)
Disposals of property and equipment and other assets	8	43
Capital contributions to equity investees, net of return of capital distributions	384	(480)
Acquisitions of businesses, net of cash acquired	(16,943)	(229,813)
Net cash (used for) provided by investing activities	(48,738)	(249,568)
Cash Flows from Financing Activities:
Net proceeds from (payments of) borrowings	(7,421)	231,387
Proceeds from issuances of common stock	14,798	17,862
Common stock repurchases	(140,522)	—
Taxes paid on vested restricted stock	(22,530)	(28,226)
Cash dividends to shareholders	(29,811)	(27,498)
Net dividends associated with noncontrolling interests	(2,307)	(14,067)
Repurchase of redeemable noncontrolling interests	(58,353)	(35,095)
Net cash (used for) provided by financing activities	(246,146)	144,363
Effect of Exchange Rate Changes	51,806	2,722
Net Increase in Cash and Cash Equivalents and Restricted Cash	59,219	219,162
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,154,207	1,026,575
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,213,426	$1,245,737

Backlog (in millions):

	December 30, 2022	December 31, 2021
Critical Mission Solutions	$7,632	$7,525
People & Places Solutions	17,243	16,930
Divergent Solutions	3,077	3,275
PA Consulting	306	276
Total	$28,258	$28,006

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.

Net revenue is calculated excluding pass through revenue of the Company’s People & Places Solutions and Divergent Solutions segments from the Company’s revenue from continuing operations.

Adjusted Earnings from Continuing Operations Before Taxes, adjusted income taxes from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:
a.costs and other charges associated with our Focus 2023 transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as "Focus 2023 Transformation";
b.transaction costs and other charges incurred in connection with the acquisitions of Buffalo Group, BlackLynx and StreetLight and the strategic investment in PA Consulting, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to the sellers in connection with certain acquisitions; and similar transaction costs and expenses (collectively referred to as "Transaction Costs");
c.recoveries, costs and other charges associated with restructuring activities implemented in connection with the acquisitions of CH2M, John Wood Group nuclear business, Buffalo Group, BlackLynx, StreetLight, the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and personnel costs, amounts relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, including the final settlement charges relating to the Legacy CH2M Matter, net of previously recorded reserves and charges associated with the impairment and final closing activities of our AWE ML joint venture (collectively referred to as “Restructuring and Integration costs").

2.Excluding items collectively referred to as Other adjustments, which include:
a.adding back amortization of intangible assets;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.certain non-routine income tax adjustments for the purposes of calculating the Company's annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company's operating performance in other periods.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense, and deducting interest income from adjusted net earnings from continuing operations.

Certain percentage changes are quantified on a constant currency basis, which provides information assuming that foreign currency exchange rates have not changed between the prior and current periods. For purposes of constant currency calculations, we use the prior period average exchange rates as applied to the current period adjusted amounts.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain operating metrics which management believes are useful in evaluating the Company's performance. Revenue Backlog is the total dollar amount of revenues we expect to record in the future as a result of performing work under contracts that have been awarded to us. For more information on how we determine our revenue backlog, see our Backlog Information in our most recent quarterly or annual report filed with the Securities and Exchange Commission. Cash conversion is the ratio of cash flow from operations to GAAP net earnings from continuing operations. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income taxes from continuing operations, net earnings attributable to Jacobs from continuing operations and Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations) to the corresponding "adjusted" amount and revenue to net revenue. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding).

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Before Taxes (in thousands)

	Three Months Ended
	December 30, 2022	December 31, 2021
Earnings from Continuing Operations Before Taxes	$197,481	$169,090
Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation	27,172	66,361
Transaction costs	5,270	5,662
Restructuring and integration charges	7,272	2,999
Other Adjustments (2):
Amortization of intangibles	49,773	46,907
Other	4,290	5
Adjusted Earnings from Continuing Operations Before Taxes	$291,258	$291,024
(1) Includes pre-tax non-cash real estate impairments charges associated with the Company's Focus 2023 transformation program of $27.1 million and $72.3 million for the three-months ended December 30, 2022 and December 31, 2021, respectively, as well as charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs.
(2) Includes pre-tax charges for the removal of amortization of intangible assets of $49.8 million and $46.9 million for the three-months ended December 30, 2022 and December 31, 2021, respectively, and the impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment of $4.3 million for the three-months ended December 30, 2022.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations

	Three Months Ended
	December 30, 2022	December 31, 2021
Income Tax Expense from Continuing Operations	$(50,103)	$(15,889)
Tax Effects of Restructuring, Transaction and Other Charges (1)
Focus 2023 Transformation	(6,677)	(13,450)
Transaction costs	(1,250)	(1,392)
Restructuring and integration charges	(1,788)	(834)
Tax Effects of Other Adjustments (2)
Amortization of intangibles	(11,880)	(10,428)
Other income tax adjustments	11,478	(21,158)
Other	(944)	(1)
Adjusted Income Tax Expense from Continuing Operations	$(61,164)	$(63,152)
(1) Includes estimated income tax impacts on real estate impairments associated with the Company's Focus 2023 transformation program for the three-months ended December 30, 2022 and December 31, 2021, as well as tax impacts on charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs.
(2) Includes estimated income tax impacts on amortization of intangible assets for the three-months ended December 30, 2022 and December 31, 2021, certain income tax adjustments for the purposes of presenting the Company’s expected annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company’s operating performance in other periods and estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three-months ended December 30, 2022.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands)

	Three Months Ended
	December 30, 2022	December 31, 2021
Net Earnings Attributable to Jacobs from Continuing Operations	$136,355	$134,266
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation	20,495	52,911
Transaction costs	3,551	4,270
Restructuring and integration charges	5,484	2,173
After-tax effects of Other Adjustments (2):
Amortization of intangibles	32,857	30,515
Other income tax adjustments	11,516	(21,084)
Other	2,232	4
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$212,490	$203,055

(1) Includes estimated after-tax and related noncontrolling interest impacts from non-cash real estate impairment charges associated the Company's Focus 2023 program for the three-months ended December 30, 2022 and December 31, 2021, as well as charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs.
(2) Includes estimated after-tax and noncontrolling interest impacts from amortization of intangible assets for the three-months ended December 30, 2022 and December 31, 2021, certain income tax adjustments for the purposes of presenting the Company’s expected annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company’s operating performance in other periods and estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three-months ended December 30, 2022

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands)

	Three Months Ended
	December 30, 2022	December 31, 2021
Diluted Net Earnings from Continuing Operations Per Share	$1.07	$1.03
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation	0.16	0.41
Transaction costs	0.03	0.03
Restructuring and integration charges	0.04	0.02
After-tax effects of Other Adjustments (2):
Amortization of intangibles	0.26	0.23
Other income tax adjustments	0.09	(0.16)
Other	0.02	—
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.67	$1.56
(1) Includes estimated per-share impacts from real estate impairments associated with the Company's Focus 2023 transformation program for the three-months ended December 30, 2022 and December 31, 2021, as well as related impact associated with various transaction costs incurred with our acquisition and restructuring related activity costs associated with Company restructuring and integration programs.
(2) Includes estimated per-share impacts from amortization of intangible assets for the three-months ended December 30, 2022 and December 31, 2021, certain income tax adjustments for the purposes of presenting the Company’s expected annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company’s operating performance in other periods and certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three-months ended December 30, 2022.

Reconciliation from Net Revenue to constant currency Net Revenue

	Three Months Ended
(in millions)	December 30, 2022	December 31, 2021	% Change
Total Net Revenue
Net Revenue	$3,125	$2,903	8%
Exchange rate effect	140
Constant currency Net Revenue	$3,265		12%

Earnings Per Share:

	Three Months Ended
Unaudited	December 30, 2022	December 31, 2021
Numerator for Basic and Diluted EPS:

Net earnings from continuing operations allocated to common stock for EPS calculation	$136,355	$134,266

Net loss from discontinued operations allocated to common stock for EPS calculation	$(708)	$(232)

Net earnings allocated to common stock for EPS calculation	$135,647	$134,034

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	126,824	129,342

Effect of dilutive securities:
Stock compensation plans	672	952
Shares used for calculating diluted EPS attributable to common stock	127,496	130,294

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.08	$1.04
Basic Net Loss from Discontinued Operations Per Share	$(0.01)	$—
Basic Earnings Per Share	$1.07	$1.04
Diluted Net Earnings from Continuing Operations Per Share	$1.07	$1.03
Diluted Net Loss from Discontinued Operations Per Share	$(0.01)	$—
Diluted Earnings Per Share	$1.06	$1.03

.

For additional information contact:

Investors:
Jonathan Doros
jonathan.doros@jacobs.com

Media:
Louise White, 469-724-0810
louise.white@jacobs.com

[ END ]